Exhibit 4.10

                              CLASS A COMMON STOCK

                           U.S. WIRELESS DATA(R) INC.
NUMBER                                                                  SHARES
 1536          Incorporated Under the Laws of the State of Colorado
                    Authorized Common Stock: 6,000,000 shares
                                  No Par Value

THIS CERTIFIES THAT
                                                            CUSIP 912899 10 1

is the owner of
                                                                See Reverse
                                                         for certain Definitions

Fully Paid and Non-Assessable Shares of the No Par Value Class A Common Stock of

                            U.S. WIRELESS DATA, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereof and the By-Laws (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated:

      Rod Stambaugh                                    M.J. Brisnehan
      SECRETARY                                       PRESIDENT & CEO
                            U.S. WIRELESS DATA, INC.
                                      SEAL
                                    COLORADO

COUNTERSIGNED:
         American Securities Transfer, Inc.
         P.O. Box 1596
         Denver, Colorado 80201

By:      _______________________________________________
         Transfer Agent & Registrar Authorized Signature

(REVERSE SIDE OF STOCK CERTIFICATE)

                            U.S. WIRELESS DATA, INC.
                   TRANSFER FEE: $10.00 PER CERTIFICATE ISSUED

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT-.......Custodian........
TEN ENT - as tenants by the entireties                 (Cust)            (Minor)
JT TEN - as joint tenants with right of            under Uniform Gifts to Minors
         survivorship and not as tenants in common      Act...................
                                                                (State)

     Additional abbreviations may also be used though not in the above list.


For Value Received, ______________________ hereby sell, assign and transfer unto

Please Insert Social Security or Other
Identifying Number of Assignee

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  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

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         THE  CORPORATION  IS  AUTHORIZED  TO  ISSUE  PREFERRED  STOCK  AND SUCH
         PREFERRED STOCK MAY BE FIXED, DETERMINED AND ISSUED BY THE BOARD OF DIRECTORS OF THE CORPORATION AS TO DIFFERENT SERIES WITHIN THE PREFERRED STOCK CLASS. THE CORPORATION WILL FURNISH ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE,A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF EACH CLASS, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF FUTURE SERIES.
                                                                        Shares
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of the  Common  Stock  represented  by the  within  Certificate,  and do  hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated  ___________________________


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                           NOTICE:  The  signature(s)  to this  Assignment  must
                           correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:



_________________________________________________


The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.